UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 13, 2024
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FEDERAL HOME LOAN BANK OF SAN FRANCISCO
(Exact name of registrant as specified in its charter)
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Federally chartered corporation of the United States	000-51398	94-6000630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
333 Bush Street, Suite 2700
San Francisco, CA 94104
(Address of principal executive offices, including zip code)
(415) 616-1000
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
—	—	—
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2024, the Federal Home Loan Bank of San Francisco ("Bank") completed its director election process for both nonmember independent and member directorships with four-year terms beginning on January 1, 2025.

In an at-large election, the participating members of the Bank reelected incumbent nonmember public interest independent director Lori R. Gay and re-elected incumbent nonmember independent director F. Daniel Siciliano, to new terms on the Bank's board. In addition, the participating California members of the Bank re-elected incumbent California member director Jeffrey K. Ball, President and Chief Executive Officer, Orange County Business Council, and Founder and Vice Chair, First Pacific Bank, Whittier, California, to a new term as a California member director on the Bank's board. The Bank's board has not yet determined on which committees the directors-elect will serve in 2025. In accordance with Federal Housing Finance Agency regulations, compensation for service on the Bank's board for these directors will be subject to the Bank's annual Director Compensation and Expense Reimbursement Policy.

The Bank issued a press release announcing the election results. The press release is furnished as Exhibit 99.1 to this report. The information contained in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Bank's 2024 director elections were conducted online. No in-person meeting of the members was held.

With respect to the at-large election, one candidate, incumbent Lori R. Gay, President and Chief Executive Officer, Neighborhood Housing Services of Los Angeles County, Los Angeles, California, was nominated by the Bank's board to run for one nonmember public interest independent director position. Of the 336 institutions eligible to vote in the at-large election, 121 participated. Ms. Gay was elected, having received 4,307,184, or 32.67%, of the 13,185,827 total eligible voting shares.

With respect to the at-large election, one candidate, incumbent F. Daniel Siciliano, fellow (CodeX), Stanford Law School, and co-founder, Stanford's Rock Center for Corporate Governance, Las Vegas, Nevada, was nominated by the Bank's board to run for the one open nonmember independent director position. Of the 336 institutions eligible to vote in the at-large election, 121 participated. Mr. Siciliano was elected, having received 4,023,989, or 30.52%, of the 13,185,827 total eligible voting shares.

Institutions eligible to vote in the 2024 California member director elections nominated two candidates for one California member director position to be filled in the 2024 California member director elections. Of these two candidates, incumbent California member director Jeffrey K. Ball, President and Chief Executive Officer, Orange County Business Council, and Founder and Vice Chair, First Pacific Bank, Whittier, California, received the most votes cast and was elected. Of the 276 institutions eligible to vote in the 2024 California member director election, 97 participated, casting a total of 4,306,608 votes, of which Mr. Ball received 2,877,012 votes, and of which the other candidate, Douglas J. Bystry, received 1,429,596 votes.

The table below shows the number of votes that each candidate received in the 2024 election for the California member director position:

Name	Member	Votes
Jeffrey K. Ball	President and CEO, Orange County Business Council, and Founder and Vice Chair, First Pacific Bank Whittier, CA (FHFA ID 54465)	2,877,012
Douglas J. Bystry	President and CEO, Clearinghouse CDFI Lake Forest, CA (FHFA ID 54943)	1,429,596

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

	99.1	News Release, dated November 15, 2024, issued by the Federal Home Loan Bank of San Francisco

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of San Francisco

Date: November 15, 2024	By:	/s/ Alanna McCargo
Alanna McCargo President and Chief Executive Officer